UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2012

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2012, Ignite Restaurant Group, Inc. (“the Company”) announced that its Board of Directors has elected Michael J. Dixon as Senior Vice President and Chief Financial Officer of the Company, effective as of January 2, 2013.  Mr. Dixon currently serves as the Chief Financial Officer of Pinkberry, Inc., a leader in the premium frozen yogurt category with over 220 outlets, a position he has held since 2008. Prior to joining Pinkberry, he served as Senior Vice President of Finance and Chief Financial Officer of The Cheesecake Factory from 2004 to 2008, and Vice President and Controller from 2000 to 2004. In 2000, he was Vice President and Controller of Petsmart.com, and prior to that, he served as Director Finance and Business Development at The Walt Disney Company from 1994 to 2000. Before joining The Walt Disney Company, Mr. Dixon spent nine years at Coopers & Lybrand, a predecessor firm to PricewaterhouseCoopers.  Mr. Dixon holds a Masters in Accounting and a Bachelor degree in Business Administration from the University of Michigan.  Mr. Dixon also formerly served as a member of the board of directors of Brinker International, Inc., the owner, operator or franchisor of the Chili’s Grill & Bar and Maggiano’s Little Italy restaurant brands. Mr. Dixon is 50 years old.

In connection with his election as Senior Vice President and Chief Financial Officer, Mr. Dixon and the Company entered into an offer letter on November 26, 2012, setting forth the material terms of his employment with the Company.  Pursuant to the terms of the letter, Mr. Dixon will receive an annual base salary of $400,000 and will have a targeted bonus of 40% of his base salary, with an actual bonus range of up to 60% of his base salary and a guaranteed bonus of $80,000 for the 2013 year.  In addition, Mr. Dixon will receive a $75,000 cash signing bonus, which is subject to repayment upon certain events, and will be granted 50,000 stock appreciation rights of the Company.  In accordance with the terms of the offer letter, Mr. Dixon will also be entitled to receive severance in amount equal to his then current base salary for a period of nine months following his termination if he is terminated by the Company without cause or if he resigns for good reason.  Mr. Dixon’s offer letter does not guarantee any set length of employment.

The foregoing description of the offer letter is only a summary and is qualified in its entirety by reference to the actual offer letter, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the Company’s fiscal year 2012.

Mr. Dixon will succeed Jeffrey L. Rager, the Company’s current Senior Vice President and Chief Financial Officer, who will depart the Company to pursue other opportunities on January 4, 2013.

A copy of a press release announcing the election of Mr. Dixon is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release dated November 28, 2012

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 28, 2012

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Raymond A. Blanchette, III
Raymond A. Blanchette, III
President and Chief Executive Officer

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